                                                                 EXHIBIT 3.1


Microfilm Number            Filed with the Department of State on Feb. 4, 1997
                ----------                                        ------------

Entity Number   115863                -------------------------------
                ------                 Secretary of the Commonwealth


              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1915 (Rev 89)

        In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The name of the corporation is:  F.N.B. Corporation
                                     ------------------

2. The address of this corporation's current (a) registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(a) Hermitage Square       Hermitage       PA        16148       Mercer
    ----------------------------------------------------------------------
    Number and Street         City       State        Zip         County

(b)
    ----------------------------------------------------------------------
    Name of Commercial Registered Office Provider                 County

    For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.  The statute by or under which it was incorporated is:  PA BCL
                                                           -----------------

4.  The original date of its incorporation is:  June 18, 1974
                                                ----------------------------

5.  (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):
    X  The amendment shall be effective upon filing these Articles of
    -  Amendment in the Department of State.

       The amendment shall be effective on:  _______________________________
    -

6.  (CHECK ONE OF THE FOLLOWING):
       The amendment was adopted by the shareholders pursuant to 15 Pa.C.S.
    -  Section 1914(a) and (b).
    X  The amendment was adopted by the board of directors pursuant to
    -  15 Pa.C.S. Section 1914 (c).

7.  (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):
       The amendment adopted by the corporation, set forth in full, is as
    -  follows:

    X  The amendment adopted by the corporation as set forth in full in
    -  Exhibit A, attached hereto and made a part hereof.

DSCB:15-1915 (Rev 89)-2



8.  (Check if the amendment restates the Articles):
    X  The restated Articles of Incorporation supersede the original Articles
    -  and all amendments thereto.

    IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 29th day of January, 1997.


                                F.N.B. CORPORATION
                                -----------------------------
                                (Name of Corporation)

                           BY:  JAMES G. ORIE
                                -----------------------------
                                Name:   James G. Orie
                                Title:  Corporate Counsel

                                                                      EXHIBIT A


                               F.N.B. CORPORATION

                       Restated Articles of Incorporation
                       ----------------------------------


1.   The name of the Corporation is F.N.B. Corporation.

2. The location and post office address of its registered office in this Commonwealth is Hermitage Square, Hermitage, Pennsylvania 16148.

3.   The purpose or purposes of the Corporation are:

     The Corporation is organized under the provisions of the Business Corporation Law, and shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law.

4.   The term of its existence is perpetual.

5. The aggregate number of shares which the Corporation shall have authority to issue is One Hundred and Twenty Million Shares (120,000,000) of which twenty Million (20,000,000) shall be preferred stock, par value $10.00 per share, issuable in one or more series, and One Hundred Million (100,000,000) shall be common stock, par value $2.00 per share.

     A description of each such class of shares and a statement of the authority hereby vested in the Board of Directors of the Corporation to fix and determine the designations, preferences, qualifications, limitations, restrictions and special or relative rights and preferences granted to or imposed upon the shares of each class and series are as follows:

Section I: PREFERRED STOCK

     The Preferred Stock may be divided into and issued in series. The Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of the Preferred Stock into series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the designation and the relative rights and preferences of the series so established, to the fullest extent now or hereafter permitted by the laws of the Commonwealth of Pennsylvania, including, but not limited to, the variations between different series in the following respects:

a. The distinctive serial designation of such series;

     b. The annual dividend rate for such series, and the date or dates from which dividends shall commence to accrue;

     c. The redemption price or prices, if any, for shares of such series and the terms and conditions on which such shares may be redeemed;

     d. The sinking fund provisions, if any, for the redemption or purchase of shares of such series;

     e. The preferential amount or amounts payable upon shares of such series in the event of the voluntary or involuntary liquidation of the Corporation;

     f. The voting rights of shares of such series;

     g. The terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of shares of the Corporation into which such shares may be converted; and

     h. Such other terms, limitations and relative rights and preferences, if any, of shares of such series as the Board of Directors may, at the time of such resolutions, lawfully fix and determine under the laws of the Commonwealth of Pennsylvania.

     All shares of the Preferred Stock shall be of equal rank with each other, regardless of series.


                        Resolution of Board of Directors
                                  Establishing
               Series A - Cumulative Convertible Preferred Stock

            RESOLVED, That pursuant to authority expressly granted to it by the Articles of Incorporation, as amended, of the Corporation, the Board of Directors does hereby create and establish within the class of the Corporation's Preferred Stock, par value $10.00 per share, and authorize the issue of a series of Preferred Stock having the following designation, relative rights and preferences:

            1.    Designation and number of shares of series.

                  A series of Preferred Stock comprised of 60,000 shares is created, established and designated "Series A-Cumulative Convertible Preferred Stock" (hereinafter called "Series A Preferred Stock").

            2.    Dividend rights.

                  2.1 The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, preferential cumulative dividends in cash at the annual rate of $1.68 per share and no more, payable in equal quarterly installments on the 15th days of March, June, September and December of each year. In the case of the issuance of shares of Series A Preferred Stock on or prior to June 30, 1985, such dividends shall be cumulative from and after June 30, 1985. In the case of the issuance of shares of other Series A Preferred Stock issued after such date, such dividends with respect to each of such other shares shall be cumulative from the quarterly dividend payment date next preceding the date of issuance of such shares to which dividends have been paid on Series A Preferred Stock (or from June 30, 1985 if such other shares are issued on or prior to the record date for the first dividend declared on Series A Preferred Stock), unless the date of issuance of such shares is a dividend payment date to which dividends have been paid on Series A Preferred Stock or a date between the record date for the determination of holders of Series A Preferred Stock entitled to receive a dividend which has been declared and the date for payment thereof, in either of which events such dividends shall be cumulative from such dividend payment date, so that all holders of record of Series A Preferred Stock outstanding on any record date for the determination of holders of Series A Preferred Stock entitled to receive any dividend thereon shall have the same dividend rights per share.

                  2.2 So long as any shares of the Series A Preferred Stock are outstanding, no dividends, other than (i) dividends on common stock payable in common stock, (ii) dividends payable in stock which is junior to the Series A Preferred Stock (both as to dividends and upon liquidation) and (iii) cash in lieu of fractional shares in connection with any such dividend, shall be paid or declared in cash or otherwise, nor shall any other distribution be made, on the common stock or on any other stock junior to the Series A Preferred Stock as to dividends, unless there shall be no arrearages in dividends on the Series A Preferred Stock for any past quarterly dividend period, and all cumulative dividends shall have been paid or declared in full on the Series A Preferred Stock for the current quarterly dividend period.

                  2.3 Subject to the foregoing provisions, such dividends and other distributions (payable in cash, property or stock junior to the Series A Preferred Stock) as may be determined by the Board of Directors may be declared and paid from time to time on the common stock or on any other stock junior to the Series A Preferred Stock, without any right of participation therein by the holders of Series A Preferred Stock.

                  2.4 So long as any shares of the Series A Preferred Stock are outstanding, no shares of any stock junior to the Series A Preferred Stock shall be purchased, redeemed or otherwise acquired by the Corporation or by any subsidiary, except in connection with (i) a reclassification or exchange of any stock junior to the

Series A Preferred Stock through the issuance of other stock junior to the Series A Preferred Stock (both as to dividends and upon liquidation), or (ii) the purchase, redemption or other acquisition of any stock junior to the Series A Preferred Stock with proceeds of a reasonably contemporaneous sale of other stock junior to the Series A Preferred Stock (both as to dividends and upon liquidation), nor shall any funds be set aside or made available for any purchase, redemption or sinking fund for the purchase or redemption of any stock junior to the Series A Preferred Stock, unless there shall be no arrearages in dividends on the Series A Preferred Stock for any past quarterly dividend period.

                  2.5 If there are any arrearages in dividends for any past quarterly dividend period on any series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends, or if dividends shall not have been paid or declared in full for the current quarterly period on all series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends to the extent that dividends on such other series of Preferred Stock are cumulative, any dividends paid or declared on the Series A Preferred Stock or on any other series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends shall be shared ratably by the holders of the Series A Preferred Stock and the holders of all such other series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends in proportion to such respective arrearages and unpaid and undeclared current quarterly cumulative dividends.

            3.    Liquidation preference.

                  3.1 In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (hereinafter sometimes called "liquidation"), the holders of the Series A Preferred Stock shall be entitled to receive a preferential liquidation payment in an amount equal to $25.00 per share plus all arrearages in dividends thereon to the date fixed for the liquidation payment (computed without interest), before any distribution shall be made to the holders of the common stock or any other stock junior to the Series A Preferred Stock as to distribution upon liquidation.

                  3.2 If the assets of the Corporation are insufficient to permit payment of the full preferential amount payable to the holders of the Series A Preferred Stock and of any other series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to distribution upon liquidation, then the assets available for distribution to holders of the Series A Preferred Stock and the holders of such other series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to distribution upon liquidation shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of all such other series of Preferred Stock in proportion to the full preferential amounts payable on their respective shares upon liquidation.

                  3.3 If the preferential liquidation payment shall have been made in full as provided herein, the remaining assets of the Corporation shall be distributed among the holders of common stock and other junior stock, according to their respective rights and preferences and in accordance with their respective holdings.

                  3.4 For the purposes of this section 3, a consolidation or merger of the Corporation with any other corporation shall not be deemed, as such, to constitute a liquidation, dissolution or winding up of the Corporation, but any reorganization of the Corporation required by any court or administrative body in order to comply with any provision of law shall be deemed to be a liquidation, dissolution or winding up of the Corporation unless the preferences, qualifications, limitations, restrictions and special or relative rights granted to or imposed upon the Series A Preferred Stock are not adversely affected by such reorganization.

            4.    Redemption.

                  The Series A Preferred Stock shall not be subject to call for redemption by the Corporation, nor shall any holder thereof have the right to require redemption of the Series A Preferred Stock.

            5. Status of Series A Preferred Stock repurchased or declassified.

                  Shares of Series A Preferred Stock repurchased or declassified as such by future resolution of the Board of Directors shall be deemed to be authorized but unissued shares of Preferred Stock undesignated as to series. Shares of Series A Preferred Stock exchanged for shares of any other class or series shall thereby be deemed to be cancelled and the number of shares of Preferred Stock which the Corporation is authorized to issue shall be correspondingly reduced.

            6.    Restrictions on certain action affecting Series A Preferred
                  Stock.

                  6.1 The Corporation will not (i) establish any other series of Preferred Stock ranking prior to, or authorize any other class of stock ranking prior to (or issuable in series which may, by resolutions of the Board of Directors providing for the issue of such series, rank prior to), the Series A Preferred Stock, either as to dividends or upon liquidation, or increase the authorized number of shares of any such other class or series of stock, or (ii) amend, alter or repeal any of the provisions of the Articles of Incorporation or of this resolution so as to affect adversely the preferences, special rights or powers of the holders of the Series A Preferred Stock, or (iii) effect a merger or consolidation which would affect adversely the preferences, special rights or powers of the holders of the Series A Preferred Stock, without the consent given in writing without a meeting or affirmative vote given in person or by proxy at a meeting called for the purpose, by the holders of at least 66-2/3 per cent of the shares of the Series A Preferred Stock then outstanding.

                  6.2 The Corporation may, without the consent or affirmative vote of any holders of the Series A Preferred Stock then outstanding, establish any other series of Preferred Stock ranking on a parity with, or authorize any other class of stock ranking on a parity with (or issuable in series which may, by resolutions of the Board of Directors providing for the issue of such series, rank on a parity with), the Series A Preferred Stock, either as to dividends or upon liquidation or both, or increase the authorized number of shares of any such other class or series.

            7.    Voting rights.

                  Holders of the Series A Preferred Stock shall be entitled to one vote for each share upon all matters upon which holders of common stock have the right to vote, and such votes shall be counted together with those of the common stock and not separately as a class or group; provided, however, that if from time to time the outstanding shares of common stock shall be increased by any subdivision of shares, or decreased by combination of shares, and the Series A Preferred Stock shall not simultaneously be so increased or decreased in the same proportion, the number of votes of each share of Series A Preferred Stock shall be adjusted so that the proportionate voting power of the Series A Preferred Stock and of the common stock shall be the same immediately after such increase or decrease as immediately before it to the nearest 1/lOth of a vote per share.

            8.    Conversion rights.

                  8.1 The holders of Series A Preferred Stock shall be entitled, at any time or from time to time after June 30,1989, to surrender shares of the Series A Preferred Stock for conversion into shares of common stock of the Corporation. Subject to the provisions set forth in this section 8, each share of Series A Preferred Stock surrendered hereunder shall be converted, as of the close of business on the date of such surrender, into that number of shares of common stock having at that time an aggregate value equal to $25.00 (the "Conversion Price").

                  8.2 In order to convert shares of Series A Preferred Stock into common stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Transfer Agent for the common stock, and shall give written notice to the Corporation at said office that he elects to convert the same or part thereof. The Corporation as soon as practicable thereafter will issue and deliver at said office to such holder a certificate for the number of full shares of common stock to which he shall be entitled hereunder; however, such holder shall be treated for all purposes as the record holder of such common stock at the time as of which such conversion takes place as aforesaid.

                  8.3 No fractional shares of common stock shall be issued upon conversion of the Series A Preferred Stock. Instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment, concurrently with issuance of the certificate for the full number of shares to which the holder is entitled, in an amount equal to the same fraction of the Stabilized Market Value (hereinafter defined) used to determine the holder's entitlement to common stock.

                  8.4 In determining the number of shares of common stock to which the Series A Preferred Stock may be converted, the following provisions shall be applied, to wit:

                  (a) The Conversion Price shall be divided by the then Stabilized Market Value (hereinafter defined) per share, and the quotient shall determine the number of shares (calculated to ten-thousandths) of common stock issuable upon conversion, except in cases to which paragraph (b) applies.

                  (b) If (and for so long as) the Stabilized Market Value should be less than 80% of the Corporation's last reported book value per share of common stock, the number of shares (calculated to ten-thousandths) of common stock issuable upon conversion of the Series A Preferred Stock shall be determined by the quotient obtained in dividing (x) the Conversion Price by (y) 80% of the Corporation's last reported book value per share of common stock. This paragraph (b) shall not apply to conversions effected under Section 9 hereof.

                  (c) Adjustment shall be made for any dividends accrued on the Series A Preferred Stock during the current quarterly period in which shares thereof are surrendered for conversion, by increasing the Conversion Price by an amount equal to the quarterly dividend yield, prorated to the date on which conversion is effective, on the shares so surrendered. No adjustment shall be made on account of any prior dividends on the common stock issuable upon conversion; nor shall the Corporation be obligated to make any cash payment in respect of any such dividends in connection with the surrender and conversion of Series A Preferred Stock.

                  8.5 (a) In case of any capital reorganization or any reclassification of the common stock of the Corporation or in case of the consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of the Series A Preferred Stock shall thereafter be convertible into the kind(s) of stock or other securities or property to which a holder of the number of shares of common stock of the Corporation that might have been issued (disregarding the time limitation set forth in section 8.1) upon conversion of such share of the Series A Preferred Stock shall be entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made by the Corporation or the corporation formed by such consolidation or the corporation into which the Corporation shall have merged or the transferee of the Corporation's assets, as the case may be, in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the shares of the Series A Preferred Stock.

                  (b) If, after giving effect to any such consolidation, merger or conveyance of all or substantially all of the assets of the Corporation, the holders of the Corporation's common stock (as a group) would own less than 50% of all the issued and outstanding voting stock of the corporation formed by such consolidation or the corporation surviving such merger or the transferee of the Corporation's assets, as the case may be, then, notwithstanding the date set forth in section 8.1, the conversion rights of the holders of the Series A Preferred Stock shall be advanced to the close of business on the date on which the shareholders of the Corporation shall have approved the subject transaction.

                  8.6 In case:

                  (a) the Corporation shall authorize the granting to the holders of its common stock of rights to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                  (b) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, or conveyance of all or substantially all of the assets of the Corporation to another corporation; or

                  (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, and in any such case, the Corporation shall cause to be mailed to the holders of record of the outstanding shares of the Series A Preferred Stock, at least ten (10) days prior to the date hereinafter specified, a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of common stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the date, if any, to be fixed as of which holders of common stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

                  8.7 The Corporation shall at all times reserve and keep available, out of its authorized but unissued common stock or out of shares of common stock held in its Treasury, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, the full number of shares of common stock deliverable upon the conversion of all shares of the Series A Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the Commonwealth of Pennsylvania, increase the authorized amount of its common stock if at any time the authorized number of shares of common stock remaining unissued or available from Treasury shall not be sufficient to permit the conversion of all of the shares of the Series A Preferred Stock at the time outstanding.

                  8.8 The Corporation will pay any and all issue taxes that may be payable in respect of any issue or delivery of shares of common stock on conversion of shares of the Series A Preferred Stock pursuant to this section 8 or section 9 hereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of common stock in a name other than that in which the shares of the Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such change in registration has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation, that such tax has been paid.

                  8.9 If any shares of common stock issuable upon conversion of the Series A Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be lawfully issued upon conversion, then the Corporation shall, in good faith and as expeditiously as possible, endeavor to obtain such registration or approval, as the case may be, but shall not be required to issue such shares until the requisite registration or approval has been obtained.

            9.    Required Conversion to Common Stock.

                  9.1 At the option of the Corporation, the Series A Preferred Stock shall be converted into common stock of the Corporation after one-half or more of the shares comprising the Series A Preferred Stock (disregarding shares declassified before issue) shall no longer be outstanding (whether by reason of conversion pursuant to section 8 hereof or repurchase or otherwise). Subject to the provisions of this section 9, such option may be exercised at any time by resolution of the Board of Directors, but only with respect to all the then outstanding Series A Preferred Stock.

                  9.2 Conversion of the Series A Preferred Stock pursuant to the option reserved in section 9.1 hereof may be required as of any quarterly dividend payment date (specified in section 2.1 hereof) to which all dividends have been declared and paid in full, as may be determined by the Board of Directors and fixed in the resolution directing such conversion. Notice of the required conversion of the Series A Preferred Stock shall be published once in two newspapers printed in the English language and customarily published on each business day and of general circulation, one in the City of Pittsburgh, Pennsylvania and one in Beaver Falls, Pennsylvania (or if no such newspaper is published in Beaver Falls, then publication in lieu thereof may be made in any other newspaper selected as appropriate for this purpose by the Treasurer of the Corporation), such publications to be at least 30 days prior to the date fixed by the Board of Directors for such conversion. Notice of such election shall also be mailed not less than 60 days nor more than 120 days prior to the date fixed for conversion to each holder of record of shares of the Series A Preferred Stock to be converted hereunder, at his address as the same may appear on the books of the Corporation.

                  9.3 Effective upon the date fixed for conversion, as specified in the resolution directing conversion hereunder, all shares of the Series A Preferred Stock with respect to the conversion of which such notices shall have been given (and which remain outstanding on the date so fixed) shall automatically be deemed to be no longer outstanding for any purpose, whether or not the certificates for such shares shall have been surrendered for conversion. All rights with respect to such shares shall thereupon cease and terminate except for the right of the respective holders of the certificates for such shares to receive, upon surrender thereof, duly endorsed, to the transfer agent for the common stock, certificates for the common stock issuable in respect to the conversion of their Series A Preferred Stock as of the date fixed for conversion.

                  9.4 The number of shares of common stock issuable upon required conversion shall be determined in accordance with the applicable provisions in section 8 hereof.

           10.    Miscellaneous.

                  10.1 The term "Stabilized Market Value" in this Resolution means the price per share of the Corporation's common stock paid in secondary trading transactions during the 45-day period next preceding the date as of which Stabilized Market Value is to be determined hereunder, computed on a weighted average basis with respect to the numbers of shares involved in such transactions. Prices paid shall be ascertained in good faith by the Treasurer of the Corporation by reference to all reasonably available data deemed reliable by him for such purpose. If fewer than five secondary trading transactions are found to have occurred during such 45-day period, "Stabilized Market Value" shall be determined by reference to the median between the average bid and ask prices quoted during said period by any two market-makers selected for this purpose in good faith by the Treasurer of the Corporation.

                  10.2 The last reported book value of the Corporation's common stock, for purposes of this Resolution, shall be determined by reference to the shareholder's equity, calculated on a fully-diluted basis, of the Corporation as set forth in the most recent balance sheet of the Corporation filed with the Securities and Exchange Commission.

                  10.3 The shares of Series A Preferred Stock shall not have any relative or special rights and powers other than as set forth in this Resolution and in the Articles of Incorporation, as amended, of the Corporation.

                      Resolution of the Pricing Committee
                     of the Board of Directors Establishing
             7-1/2 Cumulative Convertible Preferred Stock, Series B

     RESOLVED, that pursuant to authority expressly granted to it by the Articles of Incorporation, as amended, of the Corporation, the Board of Directors, through its duly established Pricing Committee does hereby create and establish within the class of the Corporation's Preferred Stock, par value $10.00 per share, and authorize the issue of a series of Preferred Stock having the following designation, relative rights and preferences:

            1.    Designation and number of shares of series.

                  A series of Preferred Stock comprised of 460,000 shares is created, established and designated "7-1/2% Cumulative Convertible Preferred Stock, Series B" (hereinafter called "Series B Preferred Stock").

            2.    Dividend rights.

                  2.1 The holders of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, preferential cumulative dividends in cash at the annual rate of $1.875 per share and no more, payable quarterly on March 15, June 15, September 15 and December 15 of each year commencing June 15, 1992. In the case of the issuance of shares of Series B Preferred Stock on or prior to May 15, 1992, such dividends shall be cumulative from and after May 15, 1992, and the initial dividend for the period commencing on May 15, 1992 to but not including June
15, 1992 shall be payable on June 15, 1992. Such initial dividend and all other dividends payable for a period less than a full quarterly period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the case of the issuance of other shares of Series B Preferred Stock issued after May 15, 1992 such dividends with respect to each of such other shares shall be cumulative from the quarterly dividend payment date next preceding the date of issuance of such shares to which dividends have been paid on Series B Preferred Stock (or from May 15, 1992 if such shares are issued on or prior to the record date for the first dividend declared on Series B Preferred Stock), unless the date of issuance of such shares is a dividend payment date to which dividends have been paid on Series B Preferred Stock or a date between the record date for the determination of holders of Series B Preferred Stock entitled to receive a dividend which has been declared and the date of payment thereof, in either of which events such dividend shall be cumulative from such dividend payment date, so that all holders of record of Series B Preferred Stock outstanding on any record date for the determination of holders of Series B Preferred Stock entitled to receive any dividend thereon shall have the same dividend rights per share.

                  2.2 So long as any shares of the Series B Preferred Stock are outstanding, no dividends, other than (i) dividends on common stock payable in common stock, (ii) dividends payable in stock which is junior to the Series B Preferred Stock (both as to dividends and upon liquidation), (iii) options, warrants or other rights to subscribe for or purchase common stock or other stock which is junior to the Series B Preferred Stock and (iv) cash in lieu of fractional shares in connection with any such dividend, shall be paid or declared in cash or otherwise, nor shall any other distribution be made, on the common stock or on any other stock junior to the Series B Preferred Stock as to dividends, unless there shall be no arrearages in dividends on the Series B Preferred Stock for any past quarterly dividend period, and all cumulative dividends shall have been paid or declared in full on the Series B Preferred Stock for the current quarterly dividend period.

                  2.3 Subject to the foregoing provisions, such dividends and other distributions (payable in cash, property or stock junior to the Series B Preferred Stock) as may be determined by the Board of Directors may be declared and paid from time to time on the common stock or on any other stock junior to the Series B Preferred Stock, without any right of participation therein by the holders of Series B Preferred Stock.

                  2.4 So long as any shares of the Series B Preferred Stock are outstanding, no shares of any stock junior to the Series B Preferred Stock shall be purchased, redeemed or otherwise acquired by the Corporation or by any subsidiary, except in connection with (i) a reclassification or exchange of any stock junior to the Series B Preferred Stock through the issuance of other stock junior to the Series B Preferred Stock (both as to dividends and upon liquidation), or (ii) the purchase, redemption or other acquisition of any stock junior to the Series B Preferred Stock with proceeds of a reasonably contemporaneous sale of other stock junior to the Series B Preferred Stock (both as to dividends and upon liquidation), nor shall any funds be set aside or made available for any purchase, redemption or sinking fund for the purchase or redemption of any stock junior to the Series B Preferred Stock, unless there shall be no arrearages in dividends on the Series B Preferred Stock for any past quarterly dividend period.

                  2.5 If there are any arrearages in dividends for any past quarterly dividend period on any series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to dividends, or if dividends shall not have been paid or declared in full for the current quarterly period on all series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to dividends to the extent that dividends on such other series of Preferred Stock are cumulative, any dividends paid or declared on the Series B Preferred Stock or on any other series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to dividends shall be shared ratably by the holders of the Series B Preferred Stock and the holders of all such other series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to dividends in proportion to such respective arrearages and unpaid and undeclared current quarterly cumulative dividends.

            3.    Liquidation preference.

                  3.1 In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (hereinafter sometimes called "liquidation"), the holders of the Series B Preferred Stock shall be entitled to receive a preferential liquidation payment in an amount equal to $25.00 per share plus all arrearages in dividends thereon to, but not including, the date fixed for the liquidation payment (computed without interest) and no more, before any distribution shall be made to the holders of the common stock or any other stock junior to the Series B Preferred Stock as to distribution upon liquidation. The holders of the shares of the Series B Preferred Stock will not be entitled to receive the liquidation payment in respect of such shares until the liquidation preference of any other shares of the Corporation's stock ranking senior to the Series B Preferred Stock with respect to the rights upon liquidation shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full.

                  3.2 If upon any liquidation the assets of the Corporation are insufficient to permit payment of the full preferential amount payable to the holders of the Series B Preferred Stock and of any other series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to distribution upon liquidation, then the assets available for distribution to holders of the Series B Preferred Stock and the holders of such other series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to distribution upon liquidation shall be distributed ratably to the holders of the Series B Preferred Stock and the holders of all such other series of Preferred Stock in proportion to the full preferential amounts payable on their respective shares upon liquidation.

                  3.3 If the preferential liquidation payment shall have been made in full as provided herein, the remaining assets of the Corporation shall be distributed among the holders of common stock and other junior stock, according to their respective rights and preferences and in accordance with their respective holdings, and the holders of the Series B Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Corporation.

                  3.4 For the purposes of this section 3, a consolidation or merger of the Corporation with any other corporation or a sale, lease or conveyance of all or any part of the Corporation's property or business shall not be deemed, as such, to constitute a liquidation, dissolution or winding up of the Corporation, but any reorganization of the Corporation required by any court or administrative body in order to comply with any provision of law shall be deemed to be a liquidation, dissolution or winding up of the Corporation unless the preferences, qualifications, limitations, restrictions and special or relative rights granted to or imposed upon the Series B Preferred Stock are not adversely affected by such reorganization.

            4.    Redemption.

                  4.1 The Series B Preferred Stock shall not be subject to call for mandatory redemption by the Corporation, nor shall any holder thereof have the right to require redemption of the Series B Preferred Stock.

                  4.2 The Series B Preferred Stock shall be subject to redemption at the option of the Corporation for cash on at least 30 but not more than 60 days' notice at any time or from time to time as a whole or in part, except that the Series B Preferred Stock may not be redeemed prior to May 15, 1996. With respect to any such redemption, the Series B Preferred Stock shall be redeemable at the following redemption prices per share, together in each case with accrued but unpaid dividends to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning on:

                                                 Redemption Price Per Share
                  Year                          of Convertible Preferred Stock
                  ----                          ------------------------------
          May 15, 1996                                      $26.125
          May 15, 1997                                       25.938
          May 15, 1998                                       25.750
          May 15, 1999                                       25.563
          May 15, 2000                                       25.375
          May 15, 2001                                       25.188
          May 15, 2002 and thereafter                        25.00

                  4.3 Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of record of the shares of Series
B Preferred Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state: (i) the date fixed for redemption; (ii) the redemption price; (iii) that the holder has the right to convert such shares into Common Stock until the close of business on the redemption date; (iv) the then-effective conversion rate and the place where certificates for such shares may be surrendered for conversion; (v) if less than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (vi) the place where certificates for such shares are to be surrendered for payment of the redemption price; and (vii) that after such date fixed for redemption the shares to be redeemed shall not accrue dividends.

            At the option of the Corporation, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption funds sufficient to pay in full the redemption price are deposited in trust, for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the Borough of Manhattan, the City of New York, State of New York or the Commonwealth of Pennsylvania and having capital surplus and undivided profits of at least $50 million (which bank or trust company also may be the transfer agent and/or paying agent for the Series B Preferred Stock) notwithstanding the fact that any certificate(s) for shares called for redemption shall not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares as shareholders of the Corporation shall cease, except the right of the holders thereof to convert such shares in accordance with the provisions of Paragraph 8 at any time prior to the close of business on the redemption date and the right of the holders thereof to receive out of the funds so deposited in trust the redemption price, without interest, upon such surrender of the certificate(s) representing such shares. Any funds so deposited with such bank or trust company in respect of shares of Series B Preferred Stock converted before the close of business on the redemption date shall be returned to the Corporation upon such conversion. Any funds so deposited with such bank or trust company which shall remain unclaimed by the holders of shares called for redemption at the end of two years after the redemption date shall be repaid to the Corporation, on demand, and thereafter the holder of any such shares shall look only to the Corporation for the payment, without interest, of the redemption price.

                  4.4 Any provision of this Section 4 to the contrary notwithstanding, in the event that any quarterly dividend payable on the Series B Preferred Stock shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of Series B Preferred Stock unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Series B Preferred Stock except in accordance with a purchase offer made by the Corporation on the same terms to all holders of record of Series B Preferred Stock.

                  4.5 If fewer than all the outstanding shares of the Series B Preferred Stock are to be redeemed, the Corporation shall select those to be redeemed by lot or on a pro rata basis or by any other method deemed by the Corporation to be equitable (with adjustments to avoid fractional shares).

                  4.6 Any shares of the Series B Preferred Stock for which a notice of redemption has been given may be converted into shares of Common Stock at any time before the close of business on the date fixed for the redemption as set forth in Section 8 below.

            5. Status of Series B Preferred Stock repurchased or declassified.

                  Shares of Series B Preferred Stock repurchased or declassified as such by future resolution of the Board of Directors shall be deemed to be authorized but unissued shares of Preferred Stock undesignated as to series. Shares of Series B Preferred Stock exchanged for shares of any other class or series shall thereby be deemed to be cancelled and the number of shares of Preferred Stock which the Corporation is authorized to issue shall be correspondingly reduced.

            6.    Restrictions on certain action affecting Series B Preferred
                  Stock.

                  6.1 So long as any shares of Series B Preferred Stock remain outstanding, the Corporation will not, without the consent given in writing without a meeting or affirmative vote given in person or by proxy at a meeting called for the purpose, by the holders of at least 66-2/3 per cent of the shares of the Series B Preferred Stock then outstanding, (i) authorize, create or issue, or increase the authorized or issued amount of, any other series of Preferred Stock or any other class of stock ranking prior to (or issuable in series which may, by resolutions of the Board of Directors providing for the issue of such series, rank prior to), the Series B Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or (ii) amend, alter or repeal any of the provisions of the Articles of Incorporation or of this resolution so as to materially and adversely affect the preferences, special rights, privileges or voting powers of the holders of the Series B Preferred Stock, or (iii) effect a merger or consolidation which would affect materially and adversely the preferences, special rights, privileges or voting powers of the holders of the Series B Preferred Stock; provided, however, that any increase in the amount of the authorized preferred stock or any outstanding series of preferred stock or any other capital of the Corporation, or the creation and issuance of other series of preferred stock including the Series B Preferred Stock, or of any other capital stock of the Corporation, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up shall not be deemed to materially and adversely affect such rights, preferences, special rights, privileges or voting powers.

                  6.2 The Corporation may not, without the consent or affirmative vote of holders of the Series B Preferred Stock then outstanding as described in Section 6.1, establish any other series of Preferred Stock ranking on a parity with, or authorize any other class of stock ranking on a parity with (or issuable in series which may, by resolutions of the Board of Directors providing for the issue of such series, rank on a parity with) the Series B Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both ("Parity Stock"), or increase the authorized number of shares of any such other class or series, unless the Articles of Incorporation or Designation Statement creating or authorizing such class or series provide that if in any case the stated dividends or amounts payable upon liquidation, dissolution or winding up are not paid in full on the Series B Preferred Stock and all outstanding shares of Parity Stock, the shares of all Parity Stock shall share ratably in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable on all Parity Stock if all dividends in respect of all shares of Parity Stock were paid in full, and on any distribution of assets upon liquidation, dissolution or winding up ratably in accordance with the sums which would be payable in respect of all shares of Parity Stock if all sums payable were discharged in full.

            7.    Voting rights.

                  Except as set forth in section 6 or as otherwise from time to time expressly required by law, holders of the Series B Preferred Stock shall not be entitled to vote.

            8.    Conversion rights.

                  8.1 The holders of Series B Preferred Stock shall be entitled, at any time, to surrender shares of the Series B Preferred Stock for conversion into shares of common stock of the Corporation. Subject to the provisions set forth in this section 8, each share of Series B Preferred Stock surrendered hereunder shall be converted, as of the close of business on the date of such surrender, into 1.6026 shares of common stock subject to adjustment as described in Section 8.4 (the "Conversion Rate").

                  8.2 In order to convert shares of Series B Preferred Stock into common stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Transfer Agent for the common stock, and shall give written notice to the Corporation at said office that he elects to convert the same or part thereof. The Corporation as soon as practicable thereafter will issue and deliver at said office to such holder a certificate for the number of full shares of common stock to which he shall be entitled hereunder; however, such holder shall be treated for all purposes as the record holder of such common stock at the time as of which such conversion takes place as aforesaid.

                  8.3 No fractional shares of common stock shall be issued upon conversion of the Series B Preferred Stock. Instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment, concurrently with issuance of the certificate for the full number of shares to which the holder is entitled, in an amount equal to the product of (i) the fraction of a share which would otherwise be issuable, and (ii) the current market price of the Corporation's common stock on the date of conversion.

                  8.4 The Conversion Rate shall be subject to adjustment from time to time as follows:

                  (a) In the event the Corporation should at any time or from time to time fix a record date for the effectuation of a subdivision of the outstanding shares of common stock or the determination of holders of common stock entitled to receive a dividend or other distribution payable in additional shares of common stock (or payable in certain rights or warrants entitling them to subscribe for common stock) at less than the current market price, then, as of such record date (or the date of such dividend distribution or subdivision if no record date is fixed) the Conversion Rate of the Series B Preferred Stock shall be appropriately increased so that the number of shares of common stock issuable on conversion of each share of Series B Preferred Stock shall be increased in proportion to such increase of outstanding shares of common stock.

                  (b) If the number of shares of common stock outstanding at any time is decreased by a combination of the outstanding shares of common stock, then, following the record date of such combination, the Conversion Rate for the Series B Preferred Stock shall be appropriately decreased so that the number of shares of common stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of common stock.

                  (c) In the event the Corporation shall declare a distribution payable in the Corporation's capital stock (other than common stock), evidences of indebtedness issued by the Corporation, assets (excluding cash dividends or distributions from retained earnings) or warrants or rights not referred to in section 8.4(a), then, in each such case for the purpose of this section, the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of common stock of the Corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of common stock of the Corporation entitled to receive such distribution.

                  8.5 No adjustment in the Conversion Rate will be required unless such adjustment would require a change of at least .01 in the Conversion Rate then in effect; provided, however, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  8.6 In the case of any consolidation or merger to which the Corporation is a party and as a result of which holders of common stock shall be entitled to receive securities, cash or other property with respect to or in exchange for such common stock, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in case of any reclassification or change in outstanding shares of common stock (other than a change in par value, or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination of the common stock) there will be no adjustment of the Conversion Rate but the holder of each share of Series B Preferred Stock then outstanding will have the right thereafter to convert such share into the kind and amount of securities, cash or other property which such holder would have owned or have been entitled to receive immediately after such consolidation or merger, sale or conveyance or reclassification or change had such share been converted immediately prior to the effective date of such consolidation or sale or conveyance or reclassification or change. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property receivable thereupon by a holder of shares of common stock includes shares of stock, securities or other property or assets (including cash) of an entity other than the successor or acquiring entity, as the case may be, in such consolidation, merger, sale or conveyance, then the Corporation shall enter into an agreement with such other entity for the benefit of the holders of Series B Preferred Stock that shall contain such provisions to protect the interests of such holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

                  8.7 The Corporation shall at all times reserve and keep available, out of its authorized but unissued common stock or out of shares of common stock held in its Treasury, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, the full number of shares of common stock deliverable upon the conversion of all shares of the Series B Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the Commonwealth of Pennsylvania, increase the authorized amount of its common stock if at any time the authorized number of shares of common stock remaining unissued or available from Treasury shall not be sufficient to permit the conversion of all of the shares of the Series B Preferred Stock at the time outstanding.

                  8.8 The Corporation will pay any and all issue taxes that may be payable in respect of any issue or delivery of shares of common stock on conversion of shares of the Series B Preferred Stock pursuant to this section
8. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of common stock in a name other than that in which the shares of the Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such change in registration has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation, that such tax has been paid.

                  8.9 If any shares of common stock issuable upon conversion of the Series B Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be lawfully issued upon conversion, then the Corporation shall, in good faith and as expeditiously as possible, endeavor to obtain such registration or approval, as the case may be, but shall not be required to issue such shares until the requisite registration or approval has been obtained.

                  8.10 The Corporation reserves the right to make any adjustment in the Conversion Rate in addition to those required in the foregoing provisions as the Corporation in its discretion shall determine to be advisable in order that certain stock-related distributions hereafter made by the Corporation to its stockholders shall not be taxable. Except as stated above, the Conversion Rate will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock or carrying the right to purchase any of the foregoing.

           Upon conversion no adjustments will be made for accrued dividends and, therefore, shares of the Series B Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares called for redemption on a date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date.

                  8.11 In the case of any share of Series B Preferred Stock that is converted after any record date with respect to the payment of a dividend on the Series B Preferred Stock and on or prior to the date on which such dividend is payable by the Corporation (the "Dividend Due Date") the dividend due on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such shares as of such preceding record date notwithstanding such conversion. Shares of Series B Preferred Stock surrendered for conversion during the period from the close of business on any record date with respect to the payment of a dividend on the Series B Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall (except in the case of shares of Series B Preferred Stock which have been called for redemption on a redemption date within such period) be accompanied by payment in next-day funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Due Date on the share of Series B Preferred Stock being surrendered for conversion. The dividend with respect to a share of Series B Preferred Stock called for redemption on a redemption date during the period from the close of business on any record date with respect to the payment of a dividend on the Series B Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such share on such dividend record date notwithstanding the conversion of such share of Series B Preferred Stock after such record date and prior to such Dividend Due Date, and the holder converting such share of Series B Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Series B Preferred Stock for conversion. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series B Preferred Stock surrendered for conversion or on any dividends on the shares of Common Stock issued upon conversion.

            9.    Miscellaneous

                  9.1 The "current market price" of the Corporation's common stock, for purposes of this Resolution, shall mean the average, for the ten trading days immediately preceding the date as of which "current market price" is to be determined, of (A) the median of the highest bid price and lowest ask price per share of the Corporation's common stock as reported by the National Association of Securities Dealers Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (B) if the Corporation's common stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Corporation's common stock on the principal securities exchange on which the Corporation's common stock is listed. If the Corporation's common stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, "current market price" shall be determined in the manner set forth in clause
(A) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (B) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the "current market price" shall be the average of actual sale prices of the Corporation's common stock during the ten business days immediately preceding the date as of which "current market price" is to be determined.

                  9.2 The shares of Series B Preferred Stock shall not have any relative or special rights and powers other than as set forth in this Resolution and in the Articles of Incorporation, as amended, of the Corporation.

Section II:   COMMON STOCK

     Except for and subject to those rights expressly granted to holders of the Preferred Stock by resolution or resolutions adopted by the Board of Directors pursuant to Section I of this Article 5 and except as may be provided by the laws of the Commonwealth of Pennsylvania, holders of the Common Stock shall have exclusively all other rights of shareholders.

Section III:  PREEMPTIVE RIGHTS; CUMULATIVE VOTING

     a. The Corporation may issue shares, option rights, securities having conversion or option rights and any other securities of any class without first offering them to shareholders of any class or classes.

     b. The shareholders shall not have any right of cumulative voting.

Section IV: SPECIAL VOTING REQUIREMENTS

     a. Except as provided in paragraph c below, no corporate action of a character described in paragraph b below, and no agreement, plan or resolution providing therefor, shall be valid or binding upon the Corporation unless such corporate action shall have been approved in compliance with all applicable provisions of the Business Corporation Law and these Articles and shall have been authorized by the affirmative vote of at least seventy-five percent of the outstanding shares of Common Stock entitled to vote, given in person or by proxy, at a meeting called for such purpose.

     b. Corporate actions subject to the voting requirements of this Section IV shall be:

            (i) any merger or consolidation, or any sale, lease, exchange or other disposition, in a single transaction or series of related transactions, of all or substantially all or a substantial part of the properties or assets of the Corporation; or

            (ii) removal of the entire Board of Directors, a class of Directors or any member of the Board of Directors during his term without cause.

     c. The voting requirements of this Section shall not apply to any transaction of a character described in clause (i) of paragraph b above if the Board of Directors shall have approved and recommended the transaction prior to the consummation thereof.

     d. Except if otherwise specifically provided in the By-Laws of the Corporation such By-Laws may be altered or repealed and new By-Laws may be adopted by the Board or by the affirmative vote of the holders of at least seventy-five percent of the outstanding Common Stock entitled to vote.

     e. For purposes of this Section IV, the following definitions shall apply:

            (i) "Person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, a government or political subdivision thereof and any other entity.

            (ii) "Substantial Part" shall mean more than twenty percent of the total consolidated assets of the Corporation, as shown on its consolidated balance sheet as of the end of the most recent fiscal year.

     f. The affirmative vote of the holders of at least seventy-five percent of the outstanding shares of Common Stock entitled to vote shall be required to amend or repeal this Section IV or Section V hereof.

Section V:  CONSIDERATIONS AND ACTIONS OF THE BOARD OF DIRECTORS
            IN CONNECTION WITH CERTAIN PROPOSALS

     a. The Board of Directors of the Corporation. when evaluating any proposal

            (i) involving a tender or exchange offer for any security of the Corporation,

            (ii) to merge or consolidate the Corporation with another corporation or other person, or

            (iii) to purchase or otherwise acquire all or substantially all or a substantial part of the properties or assets of the Corporation,

shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation, the economic effect, both immediate and long-term, upon the Corporation's shareholders, including shareholders, if any, not to participate in the transaction, the social and economic effect on the employees, depositors and customers of, and others dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located, whether the proposal is acceptable based on the historical and current operating results or financial condition of the Corporation, whether a more favorable price could be obtained for the Corporation's securities in the future, the reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of the Corporation and its subsidiaries and the future value of the Corporation's stock, and any antitrust or other legal and regulatory issues that are raised by the proposal.

     The definitions set forth in paragraph e of Section IV shall apply to this
Section V.

     b. If the Board of Directors determines that a proposal of a character described in clause (i) or (ii) or (iii) of paragraph a above should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising shareholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the Corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity.

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

6. The following are provisions for the regulation of the internal affairs and business of the Corporation:

    a. BY-LAWS

       The Board of Directors of the Corporation shall have the power to make, alter, amend and repeal such By-Laws as it may deem necessary and convenient for the regulation and management of the Corporation not inconsistent with law or the Articles.

    b. INDEMNIFICATION

       Directors and Officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action, suit or proceedings, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Corporation or otherwise) arising out of their service to the Corporation or to another organization at the request of the Corporation, or because of their positions with the Corporation. Persons who are not Directors or Officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such Director, Officer or other person against any liability, cost or expense asserted against or incurred by him in respect of such service, whether or not the Corporation would have the power to indemnify him against such liability by law or under the provisions of this paragraph. The provisions of this paragraph shall be applicable to persons who have ceased to be Directors or Officers, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder.

    c. RESERVED POWER

       The Corporation shall be deemed for all purposes to have reserved the right to alter, change, or repeal any provision contained in its Articles or By-Laws to the extent now or hereafter permitted or prescribed by law, and all rights herein conferred upon shareholders and others are granted subject to such reservation.

7. Any or all classes and series of shares or any part thereof, may be uncertificated shares to the extent now or hereafter permitted or prescribed by law.

8. To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for any action taken, or any failure to take any action.

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